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                                                                  EXHIBIT 10.17

                       2003 ANNUAL INCENTIVE PLAN SUMMARY
           as approved by the People and Compensation Committee of the
             Board of Directors of Monsanto Company on Dec. 17, 2002

GENERAL:
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o    The 2003 Annual Incentive Plan will cover the performance period January 1 through December 31, 2003

     >> Any payout as determined by the Board People and Compensation Committee is made in March 2004

o Eligibility includes regular employees who do not participate in a local sales or manufacturing annual incentive plan

o Funding of the Plan is determined by the Company's attainment of certain financial goals and the Committee's determination that such attainment satisfies certain subjective performance criteria as determined by the Committee. In addition, regardless of the attainment of any one or more of the Plan's financial goals, the Committee, in its sole discretion, shall determine whether the incentive pool should be funded and the amount of such funding, if any

o A Target Annual Incentive Opportunity, expressed as a percentage of base pay, is established for each participant with respect to the performance year

o Various performance levels are approved by the Committee with a payout level associated with each level of performance:

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                                                    POTENTIAL PAYOUT
       PERFORMANCE LEVEL                      AS A PERCENT OF TARGET ANNUAL
                                                 INCENTIVE OPPORTUNITY
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      Threshold                                            20%

      Budget                                              100%

      Outstanding                                         200%
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FINANCIAL GOALS:
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o    The Committee approves Threshold, Budget and Outstanding levels of performance for 2003 relating to:

     >>  Sales Growth               (10% weighting)
     >>  Earnings per Share         (50% weighting)
     >>  Cash Flow                  (40% weighting)

o Sales Growth, Earnings Per Share and Cash Flow are determined in accordance with the "Definition of Performance Metrics" attached

o Following the end of the performance year, the Committee evaluates Company performance for the year relative to the financial goals

     >> The Committee may consider subjective criteria in determining whether or not any financial goal has been attained and the amount of incentive pool funding with respect to any financial goal

     >> The Committee applies the "special considerations" described below in determining funding of the incentive pool

SPECIAL CONSIDERATIONS REGARDING ATTAINMENT OF FINANCIAL GOALS AND FUNDING OF
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INCENTIVE POOL:
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o    The incentive pool will be funded at no less than 20% of Budget level funding in the event Monsanto pays dividends with respect to each quarter during the performance year

o The Company must meet the Threshold level of performance with respect to Earnings Per Share (considering the financial goal metrics for Earnings Per Share and other subjective performance factors) in order for there to be any funding of the incentive pool above the 20% of Budget funding level

o If the Company exceeds the Outstanding level of performance with respect to any one or more financial goals, the incentive pool may be funded above the Outstanding level

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FUNDING OF INCENTIVE POOL AND PAYOUT OF AWARDS:
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o    At the beginning of the performance year, a target incentive award pool, equal to the sum of base salaries of all Plan participants multiplied by their respective Target Annual Incentive Opportunities, is calculated

o After the end of the performance year, the Committee determines the actual funding of the incentive pool for the Plan based upon the Company's performance for the year, measured against the Plan's financial goals and other subjective performance factors

     >> The Committee may, in its judgment, consider subjective factors, in determining to what extent, if any, the incentive pool will be funded

o The amount of money available for awards (i.e. the funding of the incentive pool) is determined by multiplying the value of the targeted incentive award pool by the percentage of overall Company performance achieved, as determined by the Committee

     >> In the event Monsanto does not pay dividends with respect to any quarter of the performance year, the incentive pool will not fund and no payout will occur

     >> In the event Monsanto does pay dividends with respect to each quarter of the performance year, but the Company does not attain the Threshold level of performance with respect to the Earnings Per Share financial goal (considering the financial goal metrics for Earnings Per Share and other subjective performance factors), the incentive pool may not fund at greater than 20% of Budget level funding

     >> If performance exceeds the Outstanding level of performance, the actual pool (i.e. available funding) may exceed the Outstanding level funding

o Individual awards are determined based on team and individual performance

     >> People Managers: 50% of award based on development of people, team and personal development; 50% based on business results

     >> Non-managers: 75% of award based on business results; 25% on personal development

     o The payment and amount of any award are subject to the sole discretion of the Committee or its delegate

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EVENTS AFFECTING PAYOUT OF INDIVIDUAL ANNUAL INCENTIVES:
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     o   If an employee commences employment during the performance year, he/she is eligible for an award reflecting actual months of participation to the nearest whole month

     o If a participant's Target Annual Incentive Opportunity changes during the performance year, he/she is eligible for an award reflecting the Target Annual Incentive Opportunity at year-end

     o If a participant's pay changes during the year, any incentive award received is based on base pay at year-end

     o If a participant transfers within the Company, his/her award will come from the unit in which he/she is working at year-end, but performance for the whole year will be considered

     o   A participant who:

         >> voluntarily resigns may be considered for an award only if the resignation occurs after the end of the year

         >> involuntarily separates without cause, is eligible for an award reflecting participation to the nearest whole month if he/she has already worked more than three months in the year

         >> retires, dies, or becomes permanently disabled, is eligible for an award reflecting actual participation to the nearest whole month. (Retirement is defined as termination at or after age 50.)

         >>   terminates for cause, forfeits all rights to any award

              o Any award will be paid in March following the participant's separation

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